UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2004

Belden CDT Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
Signatures
Third Amendment to Credit and Security Agreement

Item 1.01. Entry into a Material Definitive Agreement.

     On November 9, 2004, a Third Amendment to Credit and Security Agreement (“Third Amendment”) was entered into among Belden CDT Inc. (the Registrant), Belden Inc., Belden Technologies, Inc., Belden Wire & Cable Company, and Cable Design Technologies Inc., as Borrowers, the Lenders listed therein, and Wachovia Bank, National Association, as Agent. In response to the merger transaction involving Belden CDT Inc. (formerly Cable Design Technologies Corporation) and Belden Inc. that was completed on July 15, 2004, the Third Amendment’s main purpose was to bring Belden CDT Inc. and its subsidiaries into the Credit and Security Agreement dated as of October 9, 2003 that had been entered into by the Belden Inc. group. By the Third Amendment, Belden CDT Inc. and Cable Design Technologies Inc. became co-borrowers under the credit facility, certain domestic subsidiaries of Belden CDT Inc. became co-guarantors, and these additional borrowers and guarantors further joined in the lien in favor of the bank group pledging certain of their domestic assets, other than real property, as security for the facility.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Third Amendment to Credit and Security Agreement dated as of November 9, 2004, among Belden CDT Inc., Belden Inc., Belden Technologies, Inc., Belden Wire & Cable Company and Cable Design Technologies Inc., as Borrowers, the Lenders listed therein, and Wachovia Bank, National Association, as Agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN CDT INC.
Date: November 12, 2004	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Vice President, Secretary and General Counsel

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